UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2013

KAYAK Software Corporation

(Exact name of registrant as specified in its charter)

Delaware	001- 35604	54-2139807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 North Water Street, Suite 1 Norwalk, CT 06854	06854
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 899-3100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 9, 2013, KAYAK Software Corporation (“KAYAK”) and priceline.com Incorporated issued a joint press release announcing the closing date of the proposed merger and the election deadline for KAYAK stockholders to specify the type of consideration they wish to receive in the merger. The full text of the press release, a copy of which is attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Joint Press Release, dated May 9, 2013, of KAYAK Software Corporation and priceline.com Incorporated.

Additional Information and Where to Find It

This document relates to a proposed transaction between KAYAK and priceline.com, which is the subject of the Registration Statement and joint proxy statement/prospectus forming a part thereof. This document is not a substitute for the Registration Statement or any other documents that KAYAK or priceline.com may file with the SEC or send to stockholders in connection with the proposed transaction.

Investors and security holders are able to obtain free copies of the Registration Statement and all other relevant documents filed or that will be filed with the SEC by KAYAK or priceline.com through the website maintained by the SEC at www.sec.gov.

In addition, investors and security holders may obtain free copies of the joint proxy statement/prospectus from KAYAK by contacting KAYAK Software Corporation, 55 North Water Street, Suite 1, Norwalk, CT 06854, Attn: Corporate Secretary or by calling (203) 899-3100.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAYAK SOFTWARE CORPORATION
(Registrant)

Date: May 9, 2013

/s/ Melissa Reiter Birge
(Signature)
	Name:	Melissa Reiter Birge
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Joint Press Release, dated May 9, 2013, of KAYAK Software Corporation and priceline.com Incorporated.